[EXHIBIT 23.1 - CONSENT OF BAUMANN, RAYMONDO & COMPANY, PA, DATED OCTOBER 29, 2001]

                     [Baumann, Raymondo & Company, PA logo]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Premier Development & Investment, Inc.
    Form SB-2

Gentlemen:

We hereby consent to the use of our name as independent auditors in the report accompanying the audited financial statements of Premier Development & Investment, Inc. ("Premier") as of June 30, 2001 and for the period from March 29, 2001 (inception) to June 30, 2001, issued in connection with Premier's registration statement under the Securities Act of 1993 under cover of Amendment No. 2 to Form SB-2.

Very  truly  yours,


/s/ Baumann, Raymondo & Company, P.A.
BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida
October 29, 2001